Exhibit 99.1

Contact:	Michael Bauer	Rick Fernandez
	Senior Director, Investor Relations	Director, Corporate Communications
	Manhattan Associates, Inc.	Manhattan Associates, Inc.
	678-597-7538	678-597-6988
	mbauer@manh.com	rfernandez@manh.com

Manhattan Associates Reports Record Third Quarter Results

RPO Bookings Increase 69% over Prior Year on Strong Demand

Company Raises 2022 Full-Year Revenue and EPS Guidance

ATLANTA – October 25, 2022 – Leading Supply Chain and Omnichannel Commerce Solutions provider Manhattan Associates Inc. (NASDAQ: MANH) today reported revenue of $198.1 million for the third quarter ended September 30, 2022. GAAP diluted earnings per share was $0.47 for Q3 2022 compared to $0.57 for Q3 2021. Non-GAAP adjusted diluted earnings per share for Q3 2022 was $0.66 compared to $0.71 in Q3 2021.

“We are very pleased with our quarterly results, delivering record Q3 revenue and better than expected earnings per share. Demand is strong and resilient across our differentiated cloud product portfolio,” said Manhattan Associates president and CEO Eddie Capel.

“We are committed to our customers’ success and continue to invest in industry leading innovation to help digitally transform their businesses. While the global macro environment remains turbulent, our business fundamentals are strong and our increased 2022 guidance appropriately accounts for continued volatility,” Mr. Capel concluded.

THIRD QUARTER 2022 FINANCIAL SUMMARY:

•
Consolidated total revenue was $198.1 million for Q3 2022, compared to $169.2 million for Q3 2021.
o
Cloud subscription revenue was $45.3 million for Q3 2022, compared to $32.2 million for Q3 2021.
o
License revenue was $6.4 million for Q3 2022, compared to $8.5 million for Q3 2021.
o
Services revenue was $103.4 million for Q3 2022, compared to $88.2 million for Q3 2021.

•
GAAP diluted earnings per share was $0.47 for Q3 2022, compared to $0.57 for Q3 2021.
•
Adjusted diluted earnings per share, a non-GAAP measure, was $0.66 for Q3 2022, compared to $0.71 for Q3 2021.
•
GAAP operating income was $36.8 million for Q3 2022, compared to $42.4 million for Q3 2021.
•
Adjusted operating income, a non-GAAP measure, was $51.3 million for Q3 2022, compared to $53.0 million for Q3 2021.
•
Cash flow from operations was $39.9 million for Q3 2022, compared to $59.7 million for Q3 2021. Days Sales Outstanding was 67 days at September 30, 2022, compared to 63 days at June 30, 2022.
•
Cash totaled $197.1 million at September 30, 2022, compared to $213.8 million at June 30, 2022.
•
During the three months ended September 30, 2022, the Company repurchased 346,620 shares of Manhattan Associates common stock under the share repurchase program authorized by our Board of Directors for a total investment of $50.0 million. In October 2022, our Board of Directors approved replenishing the Company’s remaining share repurchase authority to an aggregate of $75.0 million of our common stock.

NINE MONTH 2022 FINANCIAL SUMMARY:

•
Consolidated total revenue for the nine months ended September 30, 2022, was $569.0 million, compared to $492.1 million for the nine months ended September 30, 2021.
o
Cloud subscription revenue was $124.8 million for the nine months ended September 30, 2022, compared to $87.4 million for the nine months ended September 30, 2021.
o
License revenue was $19.9 million for the nine months ended September 30, 2022, compared to $25.1 million for the nine months ended September 30, 2021.

o
Services revenue was $294.3 million for the nine months ended September 30, 2022, compared to $253.2 million for the nine months ended September 30, 2021.
•
GAAP diluted earnings per share for the nine months ended September 30, 2022, was $1.43, compared to $1.40 for the nine months ended September 30, 2021.
•
Adjusted diluted earnings per share, a non-GAAP measure, was $1.95 for the nine months ended September 30, 2022, compared to $1.75 for the nine months ended September 30, 2021.
•
GAAP operating income was $108.0 million for the nine months ended September 30, 2022, compared to $107.2 million for the nine months ended September 30, 2021.
•
Adjusted operating income, a non-GAAP measure, was $152.2 million for the nine months ended September 30, 2022, compared to $138.8 million for the nine months ended September 30, 2021.
•
Cash flow from operations was $124.4 million for the nine months ended September 30, 2022, compared to $145.1 million for the nine months ended September 30, 2021.
•
During the nine months ended September 30, 2022, the Company repurchased 1,146,536 shares of Manhattan Associates common stock under the share repurchase program authorized by our Board of Directors, for a total investment of $150.1 million.

2022 GUIDANCE

Manhattan Associates provides the following revenue, operating margin and diluted earnings per share guidance for the full year 2022:

	Guidance Range - 2022 Full Year
($'s in millions, except operating margin and EPS)	$ Range		% Growth Range

Total revenue - current guidance	$750	$753	13%	13%

Operating margin:
GAAP operating margin - current guidance	17.5%	17.7%
Equity-based compensation	8.0%	7.9%
Adjusted operating margin(1) - current guidance	25.5%	25.6%

Diluted earnings per share (EPS):
GAAP EPS - current guidance	$1.71	$1.73	-1%	1%
Equity-based compensation, net of tax	0.79	0.79
Excess tax benefit on stock vesting	(0.07)	(0.07)
Adjusted EPS(1) - current guidance	$2.43	$2.45	9%	10%

(1) Adjusted operating margin and adjusted EPS are non-GAAP measures that exclude the impact of equity-based compensation and acquisition-related costs, and the related income tax effects of those items if applicable.

Manhattan Associates currently intends to publish in each quarterly earnings release certain expectations with respect to future financial performance. Those statements, including the guidance provided above and guideposts in the supplemental information below, are forward looking. Actual results may differ materially. See our cautionary note regarding “forward-looking statements” below. In addition, those statements do not reflect the potential impact of mergers, acquisitions or other business combinations that may be completed after the date of the release.

Manhattan Associates will make this earnings release and published expectations available on the investor relations section of the Manhattan Associates website at ir.manh.com. Following publication of this earnings release, any expectations with respect to future financial performance contained in this release, including the guidance and guideposts, should be considered historical only, and Manhattan Associates disclaims any obligation to update them.

CONFERENCE CALL

Manhattan Associates’ conference call regarding its third quarter 2022 financial results will be held today, October 25, 2022, at 4:30 p.m. Eastern Time. The Company will also discuss its business and expectations for the year and next quarter in additional detail during the call. We invite investors to a live webcast of the conference call through the Investor Relations section of the Manhattan Associates website at ir.manh.com. To listen to the live webcast, please go to the website at least 15 minutes before the call to download and install any necessary audio software. The internet broadcast replay will be available until Manhattan Associates’ fourth quarter 2022 earnings release.

GAAP VERSUS NON-GAAP PRESENTATION

Manhattan Associates provides adjusted operating income and margin, adjusted income tax provision, adjusted net income and adjusted diluted earnings per share in this press release as additional information regarding the Company’s historical and projected operating results. These measures are not in accordance with, or alternatives to, GAAP, and may be different from similarly titled non-GAAP measures used by other companies. The Company believes the presentation of these non-GAAP financial measures facilitates investors’ ability to understand and compare the Company’s results and guidance, because the measures provide supplemental information in evaluating the operating results of its business, as distinct from results that include items not indicative of ongoing operating results, and because the Company believes its peers typically publish similar non-GAAP measures. This release should be read in conjunction with the Company’s Form 8-K earnings release filing for the three and nine months ended September 30, 2022.

Non-GAAP adjusted operating income and margin, adjusted income tax provision, adjusted net income and adjusted diluted earnings per share exclude the impact of equity-based compensation, acquisition-related costs and the amortization of these costs and (from time to time) restructuring charges – all net of income tax effects. We include reconciliations of the Company’s GAAP financial measures to non-GAAP adjustments in the supplemental information attached to this release.

ABOUT MANHATTAN ASSOCIATES

Manhattan Associates is a technology leader in supply chain and omnichannel commerce. We unite information across the enterprise, converging front-end sales with back-end supply chain execution. Our software, platform technology and unmatched experience help drive both top-line growth and bottom-line profitability for our customers.

Manhattan Associates designs, builds and delivers leading edge cloud solutions so that across the store, through your network or from your fulfillment center, you are ready to reap the rewards of the omnichannel marketplace. For more information, please visit www.manh.com.

This press release contains “forward-looking statements” relating to Manhattan Associates, Inc. Forward-looking statements in this press release include, without limitation, the information set forth under “2022 Guidance” and “Guideposts,” statements we make about market adoption of our cloud-based solution and other statements identified by words such as “may,” “expect,” “forecast,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “project,” “estimate,” and similar expressions. Prospective investors are cautioned that any of those forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by those forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by those forward-looking statements are: economic conditions, including inflation; disruption in the retail sector; delays in product development; competitive and pricing pressures; software errors and information technology failures, system disruption and security breaches; disruption in the retail sector; risks related to our products’ technology and customer implementations; global instability, including the war in Ukraine; and the other risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and in Item 1A of Part II in subsequent Quarterly Reports on Form 10-Q. Manhattan Associates undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.

###

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Cloud subscriptions	$45,267	$32,196	$124,767	$87,434
Software license	6,386	8,461	19,869	25,122
Maintenance	35,820	34,479	107,115	108,370
Services	103,425	88,172	294,284	253,234
Hardware	7,203	5,877	22,946	17,989
Total revenue	198,101	169,185	568,981	492,149
Costs and expenses:
Cost of software license	467	690	1,749	1,802
Cost of cloud subscriptions, maintenance and services	95,691	70,813	266,482	214,394
Research and development	29,375	23,372	84,754	70,845
Sales and marketing	15,742	14,057	47,881	41,203
General and administrative	18,392	15,928	54,963	50,579
Depreciation and amortization	1,664	1,917	5,157	6,136
Total costs and expenses	161,331	126,777	460,986	384,959
Operating income	36,770	42,408	107,995	107,190
Other income (loss), net	1,612	(42)	4,593	(29)
Income before income taxes	38,382	42,366	112,588	107,161
Income tax provision	8,708	5,712	21,497	17,271
Net income	$29,674	$36,654	$91,091	$89,890

Basic earnings per share	$0.47	$0.58	$1.45	$1.42
Diluted earnings per share	$0.47	$0.57	$1.43	$1.40

Weighted average number of shares:
Basic	62,592	63,363	62,917	63,514
Diluted	63,165	64,238	63,483	64,339

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Operating income	$36,770	$42,408	$107,995	$107,190
Equity-based compensation (a)	14,533	10,573	44,209	31,333
Purchase amortization (c)	-	50	-	264
Restructuring charge (d)	-	-	-	-
Adjusted operating income (Non-GAAP)	$51,303	$53,031	$152,204	$138,787

Income tax provision	$8,708	$5,712	$21,497	$17,271
Equity-based compensation (a)	2,265	1,503	7,013	4,399
Tax benefit of stock awards vested (b)	3	312	4,386	4,369
Purchase amortization (c)	-	12		65
Adjusted income tax provision (Non-GAAP)	$10,976	$7,539	$32,896	$26,104

Net income	$29,674	$36,654	$91,091	$89,890
Equity-based compensation (a)	12,268	9,070	37,196	26,934
Tax benefit of stock awards vested (b)	(3)	(312)	(4,386)	(4,369)
Purchase amortization (c)	-	38	-	199
Adjusted net income (Non-GAAP)	$41,939	$45,450	$123,901	$112,654

Diluted EPS	$0.47	$0.57	$1.43	$1.40
Equity-based compensation (a)	0.19	0.14	0.59	0.42
Tax benefit of stock awards vested (b)	-	-	(0.07)	(0.07)
Purchase amortization (c)	-	-	-	-
Adjusted diluted EPS (Non-GAAP)	$0.66	$0.71	$1.95	$1.75

Fully diluted shares	63,165	64,238	63,483	64,339

(a)
Adjusted results exclude all equity-based compensation to facilitate comparison with our peers and because it typically does not require cash settlement. As explained in our Current Report on Form 8-K filed today with the SEC, we do not include that expense when assessing our operating performance. We do not receive a GAAP tax benefit for a portion of our equity-based compensation, mainly due to Section 162(m) of the Internal Revenue Code, which limits tax deductions for compensation granted to certain executives. The Tax Cuts and Jobs Act further increased those limitations.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Cost of services	$5,308	$3,977	$16,267	$10,769
Research and development	3,126	2,139	9,740	6,247
Sales and marketing	1,508	1,073	4,460	3,198
General and administrative	4,591	3,384	13,742	11,119
Total equity-based compensation	$14,533	$10,573	$44,209	$31,333

(b)
Adjustments represent the excess tax benefits and tax deficiencies of the equity awards vested during the period. Excess tax benefits (deficiencies) occur when the amount deductible on our tax return for an equity award is more (less) than the cumulative compensation cost recognized for financial reporting purposes. As discussed above, we exclude equity-based compensation from adjusted non-GAAP results to be consistent with other companies in the software industry and for the other reasons explained in our Current Report on Form 8-K filed with the SEC. Therefore, we also exclude the related tax benefit (expense) generated upon their vesting.
(c)
Adjustments represent purchased intangibles amortization from a prior acquisition. We exclude that amortization from adjusted results to facilitate comparison with our peers, to facilitate comparisons of the results of our core operations from period to period and for the other reasons explained in our Current Report on Form 8-K filed with the SEC.

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	September 30, 2022	December 31, 2021
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$197,055	$263,706
Accounts receivable, net of allowance of $3,296 and $2,419, at September 30, 2022 and December 31, 2021, respectively	143,504	124,420
Prepaid expenses and other current assets	26,136	20,293
Total current assets	366,695	408,419

Property and equipment, net	12,265	13,889
Operating lease right-of-use assets	21,169	27,272
Goodwill, net	62,218	62,239
Deferred income taxes	28,231	7,650
Other assets	24,141	20,239
Total assets	$514,719	$539,708

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$27,360	$19,625
Accrued compensation and benefits	62,560	53,104
Accrued and other liabilities	22,507	22,741
Deferred revenue	169,390	153,196
Income taxes payable	2,153	376
Total current liabilities	283,970	249,042

Operating lease liabilities, long-term	17,186	23,157
Other non-current liabilities	15,429	16,865

Shareholders' equity:
Preferred stock, no par value; 20,000,000 shares authorized, no shares issued or outstanding in 2022 and 2021	-	-
Common stock, $0.01 par value; 200,000,000 shares authorized; 62,394,460 and 63,154,494 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	624	631
Retained earnings	226,119	269,841
Accumulated other comprehensive loss	(28,609)	(19,828)
Total shareholders' equity	198,134	250,644
Total liabilities and shareholders' equity	$514,719	$539,708

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended September 30,
	2022	2021
	(unaudited)	(unaudited)
Operating activities:
Net income	$91,091	$89,890
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,157	6,136
Equity-based compensation	44,209	31,333
(Gain) loss on disposal of equipment	(20)	14
Deferred income taxes	(20,736)	(213)
Unrealized foreign currency gain	(2,933)	(949)
Changes in operating assets and liabilities:
Accounts receivable, net	(23,384)	(7,296)
Other assets	(9,190)	(8,328)
Accounts payable, accrued and other liabilities	20,743	13,429
Income taxes	(730)	(2,965)
Deferred revenue	20,195	24,029
Net cash provided by operating activities	124,402	145,080

Investing activities:
Purchase of property and equipment	(4,152)	(2,158)
Net cash used in investing activities	(4,152)	(2,158)

Financing activities:
Purchase of common stock	(179,029)	(100,242)
Net cash used in financing activities	(179,029)	(100,242)

Foreign currency impact on cash	(7,872)	(940)

Net change in cash and cash equivalents	(66,651)	41,740
Cash and cash equivalents at beginning of period	263,706	204,705
Cash and cash equivalents at end of period	$197,055	$246,445

MANHATTAN ASSOCIATES, INC.

SUPPLEMENTAL INFORMATION

1. GAAP and adjusted earnings per share by quarter are as follows:

	2021					2022
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
GAAP Diluted EPS	$0.35	$0.48	$0.57	$0.32	$1.72	$0.48	$0.49	$0.47	$1.43
Adjustments to GAAP:
Equity-based compensation	0.13	0.14	0.14	0.16	0.58	0.19	0.20	0.19	0.59
Tax benefit of stock awards vested	(0.06)	(0.01)	-	-	(0.07)	(0.07)	-	-	(0.07)
Purchase amortization	-	-	-	-	-	-	-	-	-
Adjusted Diluted EPS	$0.43	$0.61	$0.71	$0.48	$2.23	$0.60	$0.69	$0.66	$1.95
Fully Diluted Shares	64,466	64,276	64,238	64,224	64,323	63,871	63,419	63,165	63,483

2. Revenues and operating income by reportable segment are as follows (in thousands):

	2021					2022
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
Revenue:
Americas	$122,813	$132,308	$135,233	$135,861	$526,215	$139,540	$151,996	$156,674	$448,210
EMEA	28,434	27,190	27,402	27,548	110,574	32,151	31,614	31,843	95,608
APAC	5,603	6,616	6,550	8,085	26,854	7,265	8,314	9,584	25,163
	$156,850	$166,114	$169,185	$171,494	$663,643	$178,956	$191,924	$198,101	$568,981

GAAP Operating Income:
Americas	$16,116	$28,590	$29,727	$16,746	$91,179	$21,393	$24,507	$22,914	$68,814
EMEA	8,374	8,643	10,485	7,245	34,747	10,517	9,423	9,851	29,791
APAC	935	2,124	2,196	3,152	8,407	2,062	3,323	4,005	9,390
	$25,425	$39,357	$42,408	$27,143	$134,333	$33,972	$37,253	$36,770	$107,995

Adjustments (pre-tax):
Americas:
Equity-based compensation	$10,051	$10,709	$10,573	$11,926	$43,259	$14,138	$15,538	$14,533	$44,209
Purchase amortization	107	107	50	-	264	-	-	-	-
	$10,158	$10,816	$10,623	$11,926	$43,523	$14,138	$15,538	$14,533	$44,209

Adjusted non-GAAP Operating Income:
Americas	$26,274	$39,406	$40,350	$28,672	$134,702	$35,531	$40,045	$37,447	$113,023
EMEA	8,374	8,643	10,485	7,245	34,747	10,517	9,423	9,851	29,791
APAC	935	2,124	2,196	3,152	8,407	2,062	3,323	4,005	9,390
	$35,583	$50,173	$53,031	$39,069	$177,856	$48,110	$52,791	$51,303	$152,204

3. Impact of Currency Fluctuation

The following table reflects the increases (decreases) in the results of operations for each period attributable to the change in foreign currency exchange rates from the prior period as well as foreign currency gains (losses) included in other income, net for each period (in thousands):

	2021					2022
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
Revenue	$2,932	$3,209	$823	$(716)	$6,248	$(2,268)	$(4,568)	$(6,152)	$(12,988)
Costs and expenses	2,000	2,442	551	(887)	4,106	(2,043)	(3,862)	(5,412)	(11,317)
Operating income	932	767	272	171	2,142	(225)	(706)	(740)	(1,671)
Foreign currency (losses) gains in other income	(287)	315	(30)	(243)	(245)	711	2,056	1,569	4,336
	$645	$1,082	$242	$(72)	$1,897	$486	$1,350	$829	$2,665

Manhattan Associates has a large research and development center in Bangalore, India. The following table reflects the increases (decreases) in the financial results for each period attributable to changes in the Indian Rupee exchange rate (in thousands):

	2021					2022
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
Operating income	$79	$(294)	$(37)	$281	$29	$470	$710	$1,166	$2,346
Foreign currency gains (losses) in other income	315	535	3	(9)	844	809	2,085	1,713	4,607
Total impact of changes in the Indian Rupee	$394	$241	$(34)	$272	$873	$1,279	$2,795	$2,879	$6,953

4. Other income includes the following components (in thousands):

	2021					2022
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
Interest income	$(15)	$(10)	$(9)	$102	$68	$19	$92	$112	$223
Foreign currency gains (losses)	(287)	315	(30)	(243)	(245)	711	2,056	1,569	4,336
Other non-operating income (expense)	9	1	(3)	(91)	(84)	8	95	(69)	34
Total other income (loss)	$(293)	$306	$(42)	$(232)	$(261)	$738	$2,243	$1,612	$4,593

5. Capital expenditures are as follows (in thousands):

	2021					2022
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
Capital expenditures	$569	$602	$987	$1,858	$4,016	$1,159	$1,084	$1,909	$4,152

6. Stock Repurchase Activity (in thousands):

	2021					2022
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
Shares purchased under publicly announced buy-back program	214	244	123	128	709	383	417	347	1,147
Shares withheld for taxes due upon vesting of restricted stock units	172	1	5	1	179	203	4	8	215
Total shares purchased	386	245	128	129	888	586	421	355	1,362

Total cash paid for shares purchased under publicly announced buy-back program	$26,988	$32,894	$19,994	$20,117	$99,993	$49,965	$50,151	$50,000	$150,116
Total cash paid for shares withheld for taxes due upon vesting of restricted stock units	19,414	190	762	59	20,425	27,143	528	1,242	28,913
Total cash paid for shares repurchased	$46,402	$33,084	$20,756	$20,176	$120,418	$77,108	$50,679	$51,242	$179,029

7. Remaining Performance Obligations

We disclose revenue we expect to recognize from our remaining performance obligations. Over 97% of our reported performance obligations represent cloud native subscriptions with a non-cancelable term greater than one year (including cloud-deferred revenue as well as amounts we will invoice and recognize as revenue from our performance of cloud services in future periods). Maintenance contracts are typically one year in duration and are not included in the remaining performance obligations. Below are our remaining performance obligations as of the end of each period (in thousands):

	March 31, 2021	June 30, 2021	September 30, 2021	December 30, 2021	March 31, 2022	June 30, 2022	September 30, 2022
Remaining Performance Obligations	$421,196	$488,718	$573,712	$699,244	$809,540	$897,680	$969,603

8. The 2017 U.S. Tax Cuts and Jobs Act eliminated the expensing of research and development costs as incurred for tax purposes beginning in 2022.

This law changes the timing of cash tax payments, increasing near-term taxable income and payments, but normalizing over time as these expenses are amortized. As such, our cash outlook for 2022 includes the negative impact of approximately $25 million to $30 million in additional income tax payments. While there is still a possibility that legislation will be enacted that defers or eliminates the requirement to capitalize these costs, our current outlook factors in higher cash taxes as we will be required to make these payments, unless the existing law is amended. This legislation does not impact earnings per share, does not create any incremental expense obligation, and does not impact our ability to operationally grow cash flow.

9. Guideposts

The following table shows (i) revised 2022 and 2023 cloud revenue and remaining performance obligations (“RPO”) guideposts and (ii) guideposts published as of February 1, 2022, for cloud revenue and RPO for 2024.

Current Guideposts
($'s in millions)

Cloud Revenue
Year	Low	Mid	High	% Growth(1)
2022 (2)	$172	$172	$173	41%
2023 (2)	$230	$232	$233	35%
2024 (3)	$310	$328	$345	41%

Remaining Performance Obligations
Year	Low	Mid	High	% Growth(1)
2022 (2)	$1,030	$1,040	$1,050	49%
2023 (2)	$1,300	$1,350	$1,400	30%
2024 (3)	$1,600	$1,700	$1,800	26%

(1) Year-over-year percentage growth is calculated based on the actual or forecasted mid-points.
(2) Amount reflects revised range as of October 25, 2022.
(3) Amounts remain unchanged from February 1, 2022.

These guideposts are forward-looking statements and are subject to all the risks and uncertainties applicable to our shorter-term 2022 Guidance, as stated above. In addition, the further into the future we project our financial expectations, the greater the risk that actual results will differ materially; consequently, our longer-term guideposts may be inherently more uncertain than our shorter-term guidance.